                                                                     Exhibit 21


                  DESCRIPTION:  SUBSIDIARIES OF THE REGISTRANT

                                                                                        JURISDICTION OF
NAME                                DIRECT PARENT                    OWNERSHIP           INCORPORATION
----                                -------------                    ---------           -------------
Allston Landing                     Genzyme Corporation               100%               Massachusetts
Corporation

Allston Landing                     Genzyme Corporation               100%               Massachusetts
Corporation II


Deknatel Snowden                    Genzyme Corporation               100%               Delaware
Pencer, Inc.


Genzyme B.V.                        Genzyme Corporation               100%               Netherlands

Genzyme GmbH                        Genzyme B.V.                      100%               Germany

Genzyme France S.A.                 Genzyme B.V.                      100%               France

Genzyme Limited                     Genzyme Corporation               100%               U.K.

Genzyme Securities                  Genzyme Corporation               100%               Massachusetts
Corporation

Genzyme Transgenics                 Genzyme Corporation                40%               Massachusetts
Corporation

Genzyme Virotech GmbH               Genzyme Corporation               100%               Germany

RenaGel LLC                         Genzyme Corporation                50%               Delaware